FOR IMMEDIATE RELEASE

Iron Mountain Reports Third Quarter Results

-- Net Income increases 77%; Achieves record quarterly Revenue, AFFO and Adjusted EBITDA --
BOSTON – November 4, 2021 – Iron Mountain Incorporated (NYSE: IRM), the global leader in innovative storage and information management services, announces financial and operating results for the third quarter of 2021. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.
“Our third quarter performance demonstrates the continued strength of the business throughout the year, driven by our broad offerings, deep customer relationships, resilient business model, and strength of our team," said William L. Meaney, president and CEO of Iron Mountain. "Our Mountaineers have been executing well despite what continues to be a challenging environment, and we are pleased to continue to drive accelerated growth with continued strong uptake in our digital and SITAD offerings resulting in 19% year over year growth, strong storage growth of 3.2% with positive organic volume, and continued momentum in our Data Center business, which is well on track to deliver bookings in excess of 30 megawatts for the year."
Financial Performance Highlights for the Third Quarter and Year-to-Date 2021

($ in millions, except per share data)
	Three Months Ended			Year to Date
	9/30/21	9/30/20	Y/Y % Change	9/30/21	9/30/20	Y/Y % Change
Storage Rental Revenue	$719	$696	3%	$2,145	$2,057	4%
Service Revenue	$412	$340	21%	$1,187	$1,031	15%
Total Revenue	$1,130	$1,037	9%	$3,332	$3,088	8%

Net Income (Loss)	$68	$39	77%	$391	$96	306%
Adjusted EBITDA	$418	$376	11%	$1,204	$1,101	9%
Adjusted EBITDA Margin	37.0%	36.3%	+70 bps	36.1%	35.7%	+40 bps

AFFO	$263	$216	22%	$745	$697	7%
AFFO per share	$0.90	$0.75	21%	$2.56	$2.42	6%

•Total reported Revenues for the third quarter were $1.13 billion, compared with $1.04 billion in the third quarter of 2020, an increase of 9.0%. Excluding the impact of foreign currency exchange (FX), total reported Revenues increased 7.9% compared to the prior year, driven by a 19.7% increase in Service revenue, while Storage rental revenue increased 2.2%. Year to date, total reported Revenues increased 7.9%, or 5.7%, excluding the impact of FX.

•Global Data Center business revenue increased 21.7% in the third quarter, or a 21.2% increase compared to the third quarter of 2020, excluding the impact of FX. Through September 30, 2021, Iron Mountain has executed 22 megawatts of new and expansion leasing. Subsequent to the end of the third quarter, the company signed an additional 2 megawatts of new and expansion leases.
•Net Income for the third quarter was $68.1 million compared with $38.6 million in the third quarter of 2020. The following items were included in Net Income:
◦Restructuring Charges of $50.4 million associated with the implementation of Project Summit in the third quarter of 2021 compared to $48.4 million in the third quarter of 2020.
◦Gain on Disposal/Write-Down of PP&E, Net of $0.9 million in the third quarter of 2021 compared to $75.8 million in the third quarter of 2020, primarily related to the company's capital recycling program.
◦Other Income, Net of $18.5 million in the third quarter of 2021, primarily related to fluctuations in foreign currency transaction gains, net, compared to Other Expense, Net of $83.5 million in the third quarter of 2020, primarily related to a debt extinguishment charge of $51.3 million.
•Year to date, Net Income was $391.3 million, compared with $96.3 million in 2020. The following items were included in Net Income:
◦Restructuring Charges of $129.7 million compared to $128.7 million year to date 2021 and 2020, respectively.
◦Intangible Impairment charge of $23.0 million related to the writedown of goodwill associated with the Fine Arts business in the first quarter of 2020.
◦Gain on Disposal/Write-Down of PP&E, Net of $134.3 million compared to $78.2 million, year to date 2021 and 2020, respectively, primarily related to the company's capital recycling program.
◦Other Income, Net of $200.0 million year to date 2021, primarily related to a gain on sale from the divestment of the company's Intellectual Property Management business, compared to Other Expense, Net of $66.4 million year to date 2020, primarily related to a debt extinguishment charge of $68.3 million.
•Adjusted EBITDA for the third quarter was $417.8 million, compared with $376.0 million in the third quarter of 2020, an increase of 11.1%. On a constant currency basis, Adjusted EBITDA increased by 9.9%, driven by the strong increase in Service revenue, benefits from Project Summit and the flow through from revenue management. Year to date, Adjusted EBITDA was $1.2 billion, compared with $1.1 billion in 2020, an increase of 9.3%. On a constant currency basis, Adjusted EBITDA increased 7.0%.
•Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated for the third quarter was $0.23, compared with $0.13 in the third quarter of 2020. Year to date, Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated was $1.34, compared with $0.33 in 2020.
•Adjusted EPS for the third quarter was $0.40, compared with $0.33 in the third quarter of 2020. Adjusted EPS reflects a structural tax rate of 16.5% and 16.3%, in the third quarters of 2021 and 2020, respectively. Year to date, Adjusted EPS was $1.09, compared with $0.88 in 2020.
•FFO (Normalized) per share was $0.72 for the third quarter, compared with $0.63 in the third quarter of 2020, an increase of 14.3%. Year to date, FFO (Normalized) per share was $2.03, compared with $1.81 in 2020, an increase of 12.4%.
•AFFO was $263.5 million for the third quarter, compared with $216.4 million in the third quarter of 2020, an increase of 21.7%. Year to date, AFFO was $744.9 million, compared with $696.8 million in 2020, an increase of 6.9%.

•AFFO per share was $0.90 for the third quarter, compared with $0.75 in the third quarter of 2020, an increase of 20.6%. Year to date, AFFO per share was $2.56, compared with $2.42 in 2020, an increase of 6.1%.
Dividend

On November 4, 2021, Iron Mountain's board of directors declared a quarterly cash dividend of $0.6185 per share for the fourth quarter. The fourth-quarter 2021 dividend is payable on January 6, 2022, for shareholders of record on December 15, 2021.

Guidance

Iron Mountain confirmed full-year 2021 guidance; details are summarized in the table below.

2021 Guidance(1)
($ in millions, except per share data)
	2021 Guidance	Y/Y % Change
Total Revenue	$4,415 - $4,515	6% - 9%
Adjusted EBITDA	$1,600 - $1,635	8% - 11%
AFFO	$970 - $1,005	9% - 13%
AFFO Per Share	$3.33 - $3.45	8% - 12%
(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM) is the global leader in innovative storage and information management services, storing and protecting billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.
To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

Investor Relations Contact:
Sarah Barry
Manager, Investor Relations
Sarah.Barry@ironmountain.com
(617) 237-6597

Forward Looking Statements
We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our (1) 2021 guidance as well as our expectations for growth, including growth opportunities and growth rates for revenue by segment, organic revenue, organic volume and other metrics, including data center leasing, (2) expectations and assumptions regarding the impact from the COVID-19 pandemic on us and our customers, including on our businesses, financial position, results of operations and cash flows, (3) expected benefits, costs and actions related to, and timing of, Project Summit, (4) expectations as to our capital allocation strategy, including our future investments, leverage ratio, dividend payments and payout ratio and possible funding sources (including real estate monetization) and capital expenditures, (5) expectations regarding the closing of pending acquisitions and investments, and (6) other forward-looking statements related to our business, results of operations and financial condition.

These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," “plans” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (ii) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees; (iii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (iv) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (v) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, incorporate new digital information technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and grow our business through joint ventures; (vi) changes in the amount of our capital expenditures; (vii) our ability to raise debt or equity capital and changes in the cost of our debt; (viii) the costs of complying with, and our ability to comply with, laws, regulations and customer demands, including those relating to data security and privacy issues, as well as fire and safety and environmental standards; (ix) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or information technology systems and the impact of such incidents on our reputation and ability to compete; (x) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (xi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (xii) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xiii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) failures in our adoption of new IT systems; (xvi) unexpected events, including those resulting from climate change, could disrupt our operations and adversely affect our reputation and results of operations; (xvii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xviii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this report.

Reconciliation of Non-GAAP Measures:

Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release.

Condensed Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	9/30/2021	12/31/2020
ASSETS
Current Assets:
Cash and Cash Equivalents	$161,439	$205,063
Accounts Receivable, Net	884,348	859,344
Prepaid Expenses and Other	223,266	205,380
Total Current Assets	$1,269,053	$1,269,787
Property, Plant and Equipment:
Property, Plant and Equipment	$8,503,171	$8,246,337
Less: Accumulated Depreciation	(3,914,553)	(3,743,894)
Property, Plant and Equipment, Net	$4,588,618	$4,502,443
Other Assets, Net:
Goodwill	$4,472,641	$4,557,609
Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles	1,230,330	1,326,977
Operating Lease Right-of-Use Assets	2,308,047	2,196,502
Other	365,706	295,949
Total Other Assets, Net	$8,376,724	$8,377,037
Total Assets	$14,234,395	$14,149,267

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$318,144	$193,759
Accounts Payable	324,210	359,863
Accrued Expenses and Other Current Liabilities	926,360	1,146,288
Deferred Revenue	257,593	295,785
Total Current Liabilities	$1,826,307	$1,995,695
Long-term Debt, Net of Current Portion	8,815,273	8,509,555
Long-term Operating Lease Liabilities, Net of Current Portion	2,164,449	2,044,598
Other Long-term Liabilities	155,048	204,508
Deferred Income Taxes	236,782	198,377
Redeemable Noncontrolling Interests	61,390	59,805
Total Long-term Liabilities	$11,432,942	$11,016,843
Total Liabilities	$13,259,249	$13,012,538
Equity
Total Equity	$975,146	$1,136,729
Total Liabilities and Equity	$14,234,395	$14,149,267

Quarterly Condensed Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change
Revenues:
Storage Rental	$718,614	$718,272	—%	$696,294	3.2%
Service	411,534	401,484	2.5%	340,353	20.9%
Total Revenues	$1,130,148	$1,119,756	0.9%	$1,036,647	9.0%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization)	$481,663	$474,579	1.5%	$434,505	10.9%
Selling, General and Administrative	241,596	259,779	(7.0)%	232,095	4.1%
Depreciation and Amortization	174,818	166,685	4.9%	157,252	11.2%
Acquisition and Integration Costs	1,138	2,277	(50.0)%	—	—
Restructuring Charges	50,432	39,443	27.9%	48,371	4.3%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(935)	(128,935)	(99.3)%	(75,840)	(98.8)%
Total Operating Expenses	$948,712	$813,828	16.6%	$796,383	19.1%

Operating Income (Loss)	$181,436	$305,928	(40.7)%	$240,264	(24.5)%
Interest Expense, Net	103,809	105,220	(1.3)%	104,303	(0.5)%
Other (Income) Expense, Net	(18,501)	(186,230)	(90.1)%	83,465	(122.2)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	$96,128	$386,938	(75.2)%	$52,496	83.1%
Provision (Benefit) for Income Taxes	28,017	110,416	(74.6)%	13,934	101.1%
Net Income (Loss)	$68,111	$276,522	(75.4)%	$38,562	76.6%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	428	1,237	(65.4)%	168	154.5%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$67,683	$275,285	(75.4)%	$38,394	76.3%

Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:
Basic	$0.23	$0.95	(75.8)%	$0.13	76.9%
Diluted	$0.23	$0.95	(75.8)%	$0.13	76.9%

Weighted Average Common Shares Outstanding - Basic	289,762	289,247	0.2%	288,403	0.5%
Weighted Average Common Shares Outstanding - Diluted	291,482	291,079	0.1%	288,811	0.9%

Year-to-Date Condensed Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	YTD 2021	YTD 2020	% Change
Revenues:
Storage Rental	$2,144,942	$2,056,797	4.3%
Service	1,187,002	1,030,820	15.2%
Total Revenues	$3,331,944	$3,087,617	7.9%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization) (1)	$1,408,151	$1,308,119	7.6%
Selling, General and Administrative (2)	760,098	712,775	6.6%
Depreciation and Amortization	507,145	483,686	4.8%
Acquisition and Integration Costs	3,415	—	—
Restructuring Charges	129,686	128,715	0.8%
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(134,321)	(78,170)	71.8%
Total Operating Expenses	$2,674,174	$2,578,125	3.7%

Operating Income (Loss)	$657,770	$509,492	29.1%
Interest Expense, Net	313,451	313,408	—
Other (Income) Expense, Net	(200,018)	66,439	(401.1)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	$544,337	$129,645	319.9%
Provision (Benefit) for Income Taxes	153,073	33,304	359.6%
Net Income (Loss)	$391,264	$96,341	306.1%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	2,693	1,058	154.5%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$388,571	$95,283	307.8%

Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:
Basic	$1.34	$0.33	306.1%
Diluted	$1.34	$0.33	306.1%

Weighted Average Common Shares Outstanding - Basic	289,255	288,105	0.4%
Weighted Average Common Shares Outstanding - Diluted	290,697	288,471	0.8%

(1) Includes $7.6M of direct and incremental costs related to COVID-19 in YTD 2020.
(2) Includes $1.6M of direct and incremental costs related to COVID-19 in YTD 2020.

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in thousands)

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change

Net Income (Loss)	$68,111	$276,522	(75.4)%	$38,562	76.6%

Add / (Deduct):
Interest Expense, Net	103,809	105,220	(1.3)%	104,303	(0.5)%
Provision (Benefit) for Income Taxes	28,017	110,416	(74.6)%	13,934	101.1%
Depreciation and Amortization	174,818	166,685	4.9%	157,252	11.2%
Acquisition and Integration Costs	1,138	2,277	(50.0)%	—	—
Restructuring Charges	50,432	39,443	27.9%	48,371	4.3%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(935)	(128,935)	(99.3)%	(75,840)	(98.8)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(21,517)	(189,605)	(88.7)%	81,190	(126.5)%
Stock-Based Compensation Expense	12,644	22,536	(43.9)%	8,065	56.8%
COVID-19 Costs	—	—	—	—	—
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,252	1,072	16.8%	175	615.0%
Adjusted EBITDA	$417,769	$405,631	3.0%	$376,012	11.1%

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs, (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; and (vii) COVID-19 Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

Year-to-Date Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in thousands)

	YTD 2021	YTD 2020	% Change

Net Income (Loss)	$391,264	$96,341	306.1%
Add / (Deduct):
Interest Expense, Net	313,451	313,408	—
Provision (Benefit) for Income Taxes	153,073	33,304	359.6%
Depreciation and Amortization	507,145	483,686	4.8%
Acquisition and Integration Costs	3,415	—	—
Restructuring Charges	129,686	128,715	0.8%
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(134,321)	(78,170)	71.8%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(209,001)	59,398	(451.9)%
Stock-Based Compensation Expense	45,913	32,056	43.2%
COVID-19 Costs	—	9,285	(100.0)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	3,340	450	641.4%
Adjusted EBITDA	$1,203,965	$1,101,473	9.3%

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change

Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.23	$0.95	(75.4)%	$0.13	78.6%
Add / (Deduct):
Acquisition and Integration Costs	—	0.01	(50.0)%	—	—
Restructuring Charges	0.17	0.14	27.7%	0.17	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.01)	(0.44)	(98.8)%	(0.26)	(98.0)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.07)	(0.65)	(88.7)%	0.28	(126.3)%
Stock-Based Compensation Expense	0.04	0.08	(44.0)%	0.03	55.3%
COVID-19 Costs	—	—	—	0.00	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	0.02	0.31	(94.0)%	(0.02)	(213.3)%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.40	$0.38	3.5%	$0.33	20.3%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters ended September 30, 2021 and 2020, is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three and nine months ended September 30, 2021 and 2020 was 16.5% and 16.3%, and three and six months ended June 30, 2021 was 16.2%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

Adjusted Earnings Per Share, or Adjusted EPS
We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) COVID-19 Costs, and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Year-to-Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	YTD 2021	YTD 2020	% Change

Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$1.34	$0.33	305.1%
Add / (Deduct):
Acquisition and Integration Costs	0.01	—	—
Restructuring Charges	0.45	0.45	—
Intangible Impairments	—	0.08	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.46)	(0.27)	70.5%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.72)	0.21	(449.2)%
Stock-Based Compensation Expense	0.16	0.11	42.1%
COVID-19 Costs	—	0.03	(100.0)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	0.31	(0.06)	(657.4)%
Income (Loss) Attributable to Noncontrolling Interests	0.01	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$1.09	$0.88	23.8%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters ended September 30, 2021 and 2020, is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three and nine months ended September 30, 2021 and 2020 was 16.5% and 16.3%, and three and six months ended June 30, 2021 was 16.2%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment. .

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change

Net Income	$68,111	$276,522	(75.4)%	$38,562	76.6%
Add / (Deduct):
Real Estate Depreciation (1)	79,463	74,784	6.3%	72,019	10.3%
Loss (Gain) on Sale of Real Estate, Net of Tax	748	(102,476)	(100.7)%	(75,880)	(101.0)%
Data Center Lease-Based Intangible Asset Amortization (2)	10,458	10,482	(0.2)%	10,441	0.2%
FFO (Nareit)	$158,780	$259,312	(38.8)%	$45,142	251.7%
Add / (Deduct):
Acquisition and Integration Costs	1,138	2,277	(50.0)%	—	—
Restructuring Charges	50,432	39,443	27.9%	48,371	4.3%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(1,668)	(1,076)	55.0%	40	(4,227.3)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(21,517)	(189,605)	(88.7)%	81,190	(126.5)%
Stock-Based Compensation Expense	12,644	22,536	(43.9)%	8,065	56.8%
COVID-19 Costs	—	—	—	—	—
Real Estate Financing Lease Depreciation	3,740	3,515	6.4%	3,501	6.8%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	5,304	63,570	(91.7)%	(4,648)	(214.1)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(17)	(9)	85.2%	(1)	1,600.0%
FFO (Normalized)	$208,836	$199,963	4.4%	$181,660	15.0%

Per Share Amounts (Fully Diluted Shares):
FFO (Nareit)	$0.55	$0.89	(38.2)%	$0.16	243.8%
FFO (Normalized)	$0.72	$0.69	4.3%	$0.63	14.3%

Weighted Average Common Shares Outstanding - Basic	289,762	289,247	0.2%	288,403	0.5%
Weighted Average Common Shares Outstanding - Diluted	291,482	291,079	0.1%	288,811	0.9%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles and adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO (“FFO (Nareit)”). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).
Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (v) Other expense (income), net, (vi) Stock-based compensation expense; (vii) COVID-19 Costs, (viii) Real estate financing lease depreciation; and (ix) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)
(Dollars in thousands)

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change

FFO (Normalized)	$208,836	$199,963	4.4%	$181,660	15.0%
Add / (Deduct):
Non-Real Estate Depreciation	37,128	34,191	8.6%	32,629	13.8%
Amortization Expense (1)	36,361	36,250	0.3%	33,271	9.3%
Amortization of Deferred Financing Costs	4,027	4,316	(6.7)%	4,149	(2.9)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,251	2,065	9.0%	2,363	(4.8)%
Non-Cash Rent Expense (Income)	3,722	3,958	(6.0)%	2,779	33.9%
Reconciliation to Normalized Cash Taxes	8,133	188	4,225.9%	(5,107)	(259.2)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,021	969	5.3%	83	1,131.1%
Less:
Recurring Capital Expenditures	37,995	35,909	5.8%	35,407	7.3%
AFFO	$263,484	$245,992	7.1%	$216,420	21.7%

Per Share Amounts (Fully Diluted Shares):
AFFO Per Share	$0.90	$0.85	7.0%	$0.75	20.6%

Weighted Average Common Shares Outstanding - Basic	289,762	289,247	0.2%	288,403	0.5%
Weighted Average Common Shares Outstanding - Diluted	291,482	291,079	0.1%	288,811	0.9%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $7.7M, $7.5M, and $5.4M in Q3 2021, Q2 2021, and Q3 2020, respectively.

Adjusted Funds From Operations, or AFFO
AFFO is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with (a) customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, and (b) capitalized internal commissions, (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures excluding Significant Acquisition Capital Expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share
AFFO divided by weighted average fully-diluted shares outstanding.

Year-to-date Reconciliation of Net Income (Loss) to FFO and AFFO
(Dollars in thousands, except per-share data)

	YTD 2021	YTD 2020	% Change

Net Income	$391,264	$96,341	306.1%
Add / (Deduct):
Real Estate Depreciation (1)	230,294	224,325	2.7%
(Gain) Loss on Sale of Real Estate, Net of Tax	(106,033)	(77,461)	36.9%
Data Center Lease-Based Intangible Asset Amortization (2)	31,423	32,173	(2.3)%
FFO (Nareit)	$546,948	$275,378	98.6%
Add / (Deduct):
Acquisition and Integration Costs	3,415	—	—
Restructuring Charges	129,686	128,715	0.8%
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(2,890)	(359)	705.3%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(209,001)	59,398	(451.9)%
Stock-Based Compensation Expense	45,913	32,056	43.2%
COVID-19 Costs	—	9,285	(100.0)%
Real Estate Financing Lease Depreciation	10,791	10,095	6.9%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	65,120	(16,464)	(495.5)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(30)	(31)	(1.6)%
FFO (Normalized)	$589,952	$521,073	13.2%

Per Share Amounts (Fully Diluted Shares):
FFO (Nareit)	$1.88	$0.95	97.1%
FFO (Normalized)	$2.03	$1.81	12.4%

Weighted Average Common Shares Outstanding - Basic	289,255	288,105	0.4%
Weighted Average Common Shares Outstanding - Diluted	290,697	288,471	0.8%

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Year-to-date Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	YTD 2021	YTD 2020	% Change

FFO (Normalized)	$589,952	$521,073	13.2%
Add / (Deduct):
Non-Real Estate Depreciation	106,185	100,357	5.8%
Amortization Expense (1)	106,097	99,704	6.4%
Amortization of Deferred Financing Costs	12,470	13,150	(5.2)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	6,578	7,612	(13.6)%
Non-Cash Rent Expense (Income)	13,091	8,276	58.2%
Reconciliation to Normalized Cash Taxes	10,080	25,881	(61.1)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	2,902	234	1,140.2%
Less:
Recurring Capital Expenditures	102,487	79,521	28.9%
AFFO	$744,868	$696,766	6.9%

Per Share Amounts (Fully Diluted Shares):
AFFO Per Share	$2.56	$2.42	6.1%

Weighted Average Common Shares Outstanding - Basic	289,255	288,105	0.4%
Weighted Average Common Shares Outstanding - Diluted	290,697	288,471	0.8%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $22.4M and $17.0M, in YTD 2021 and 2020, respectively.